Exhibit 99.1

Business Update

Executive Chairman and Independent Directors Acquire More Shares

TUCSON, Arizona – March 22, 2016 - AudioEye, Inc. (OTCQB: AEYE) (“AudioEye” or the “Company”) has converted another trial period household-named financial industry customer to an Ally+ Premium annual six-figure contract, and significantly expanded its contractual relationship with an existing transportation company client.

Executive Chairman Bettis and Board Director Purcell Acquire Shares

Earlier this month Executive Chairman Dr. Carr Bettis acquired 750,000 shares of AudioEye in a private transaction. The shares were acquired via CSB IV US Holdings, LLC, an entity managed by Dr. Bettis and owned by his family. In addition, independent director, E.W. (Sandy) Purcell acquired 750,000 shares of AudioEye in a private transaction. All shares were acquired at $0.12 per share.

About AudioEye, Inc.

Incorporated in 2005, AudioEye provides enhanced web access and usability for its clients’ customers through AudioEye's Ally™ platform. The Ally+ product allows AudioEye's clients to reach more customers, build more brand loyalty, retain more customers and secure more repeat business.

AudioEye's common stock trades on the OTCQB under the symbol “AEYE”. The Company maintains offices in Tucson and Atlanta.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. All references to the Company’s target 2016 operating and financial results are forward-looking. These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. In particular, forecast operating results may be affected by a number of risks. These risks include our limited history closing significant customer contracts and deriving revenue therefrom; our limited financial resources and our need to raise additional capital to continue to grow; our highly concentrated base of customers, such that the loss of any single customer would have a material adverse impact on our business and operating results. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

David Kovacs

Strategic Consultant

AudioEye, Inc.

(866) 331-5324